EXHIBIT 99.1



                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

            PRIVATEBANCORP REPORTS RECORD EARNINGS PER SHARE OF $0.31

         Chicago, IL, July 19, 2004 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.31 per diluted share for the second quarter of 2004 compared to second quarter 2003 earnings per diluted share of $0.28. Included in the second quarter results was a $1.3 million gain on an interest rate swap, which was more than offset by $1.2 million of securities losses and approximately $170,000 of cost associated with calling $25.0 million of brokered deposits. For the second quarter of 2003, securities gains, partially offset by a loss on an interest rate swap and a fraud loss, had contributed $0.03 of earnings per diluted share.

         Net income for the second quarter of 2004 was $6.5 million, an increase of 40 percent over second quarter 2003 net income of $4.6 million. Net income for the six months ended June 30, 2004 was $12.4 million, or $0.60 per diluted share, compared to net income of $8.2 million, or $0.50 per diluted share for the six months ended June 30, 2003. All per share amounts have been adjusted to reflect the two-for-one stock split that occurred on May 31, 2004.

         "Our unique approach to private banking continues to yield strong financial performance. Our loan portfolio has grown 15 percent since December 31, 2003, reflecting our continued success in attracting new clients, while maintaining strong asset quality. At quarter's end, nonperforming loans remained at only 0.06 percent of total loans. As a result of our investment in selectively expanding our client service team through the addition of qualified managing directors, we believe we are well positioned to continue to grow in the upcoming quarters," said Ralph B. Mandell, Chairman, President and CEO.

         "Also, we are pleased with the growth of our core deposits. Deposits, excluding brokered deposits, have grown 15 percent since year-end 2003. In particular, we have had continued success in growing our non-interest bearing checking account balances, which have grown nearly 21 percent over the past six months," said Mandell.

         Net interest income totaled $17.3 million in the second quarter of 2004, an increase of 38 percent over second quarter 2003 net interest income of $12.6 million, primarily due to growth in average earning assets and improved net interest margin compared to the year earlier period. Net interest margin (on a tax equivalent basis) was 3.51 percent in the second quarter 2004, up from
3.33 percent in the prior year second quarter and down from 3.80 percent in the first quarter of 2004. Yields on earning assets decreased by 19 basis points compared to the first quarter of 2004 while our cost of funds increased by 14 basis points. The decrease in earning asset yields was primarily due to the combined impact of lower yields on recently originated loans, a decrease in the dividend paid on Federal Home Loan Bank of Chicago (FHLBC) stock and high levels of residential mortgage prepayment, which depressed the yield on our mortgage-backed securities portfolio. The increase in cost of funds was primarily due to the combined impact of adding approximately $36.0 million of long-term brokered deposits in the first quarter 2004 and early in the second quarter 2004 as well as the one-time cost of approximately $170,000 associated with calling and refunding $25.0 million of brokered deposits. For the third quarter, the Company expects net interest margin to stabilize given a likely increase in earning asset yields.

         At the end of the second quarter, the Company had a total investment of $207.0 million in FHLBC common stock. The annualized yield on this investment decreased to 6.0 percent in the second quarter compared to 6.5 percent in the first quarter of 2004. The FHLBC recently announced that it will maintain an annualized dividend payment of 6.0 percent for the second quarter 2004, payable to shareholders in the third quarter 2004. The FHLBC has also recently announced that it has entered into a written agreement with its regulator agreeing to implement various changes to enhance its risk management, capital management, governance and internal control practices. The FHLBC also agreed to limit its growth rate as well as maintain a capital ratio of 5.1 percent versus a regulatory minimum of 4.0 percent, which may impact the FHLBC's level of dividends and its current practice regarding allowing the immediate redemption of its stock. The Company continues to closely monitor the situation at the FHLBC and continues to believe the FHLBC stock is a prudent investment for the Company; the Company has no immediate plans to substantially reduce the size of this investment.

         The provision for loan losses was $724,000 for the second quarter of 2004, compared to $730,000 in the prior year second quarter and $1.3 million in the first quarter of 2004. Net recoveries totaled $51,000 in the quarter ended June 30, 2004 versus net charge-offs of $182,000 in the prior year quarter and net recoveries of $103,000 in the first quarter of 2004. The allowance for loan losses as a percentage of total loans was 1.23 percent as of June 30, 2004, unchanged from 1.23 percent at December 31, 2003 and March 31, 2004.

         Non-interest income was $3.6 million in the second quarter 2004, reflecting a decrease of approximately $806,000 or 18 percent from the second quarter 2003. The decrease is primarily due to the combined impact of securities transactions and fair market value adjustments on a $25.0 million 10-year treasury rate for 3-month LIBOR interest rate swap. During the second quarter of 2004, $1.3 million of gains on the interest rate swap offset $1.2 million of securities losses, resulting in a $159,000 contribution to non-interest income. In the second quarter 2003, securities gains of $2.3 million combined with $1.0 million of losses on the interest rate swap resulted in $1.3 million of non-interest income.

         Excluding the securities transactions and the fair market value adjustments on the interest rate swap, non-interest income increased to $3.5 million for second quarter 2004 compared to $3.2 million for the prior year quarter and $3.0 million for first quarter 2004. The year over year growth in non-interest income was primarily driven by growth in wealth management fee income, which grew 35 percent to $2.1 million compared to $1.6 million for the second quarter 2003. Wealth management fee income was $2.0 million for the first quarter 2004. Wealth management assets under management increased 26 percent to

$1.59 billion at June 30, 2004 compared to $1.26 billion at June 30, 2003. At March 31, 2004, wealth management assets under management totaled $1.58 billion.

         Residential mortgage fee income was $782,000 for the second quarter of 2004 compared to $1.0 million in the second quarter 2003 and $464,000 in the first quarter 2004. In mid-June, The PrivateBank Mortgage Company commenced operations subsequent to the completion of the previously announced acquisition of Corley Financial.

         Non-interest expense increased to $11.2 million in the second quarter of 2004 from $9.8 million in the prior year quarter and $10.5 million in first quarter 2004. The increase in non-interest expense from the first quarter 2004 is primarily attributable to increases in marketing costs and professional fees. The 15 percent increase in non-interest expense year over year is due to increased salary expenses. The Company has continued to add qualified, experienced managing directors to support the future growth of the organization, increasing its personnel costs quarter over quarter. As a result of the Corley Financial acquisition, the Company added two managing directors and 11 full-time equivalent employees. Full-time equivalent employees at quarter's end increased to 252 from 194 at June 30, 2003 and from 226 at March 31, 2004. At June 30, 2004, the Company had 71 managing directors compared to 63 at December 31, 2003. The efficiency ratio was 51 percent in the second quarter of 2004 compared to 55 percent in the prior year's quarter and 49 percent in the first quarter of 2004.

         Total assets were $2.2 billion at June 30, 2004 compared to $1.8 billion at June 30, 2003, an increase of 25 percent. Asset growth was driven primarily by loan growth, which increased 32 percent year over year to $1.4 billion at June 30, 2004. Loans outstanding as of June 30, 2004 increased by 5 percent from March 31, 2004 loans outstanding of $1.3 billion. At June 30, 2004, nonperforming loans as a percentage of total loans were 0.06 percent, unchanged from March 31, 2004 and down from 0.26 percent at June 30, 2003.

         Deposits increased by 16 percent to $1.7 billion during the second quarter 2004 as compared to total deposits of $1.4 billion at June 30, 2003 and up slightly from $1.6 billion as of March 31, 2004. Brokered deposits were $413.8 million at June 30, 2004, a decrease of 3 percent, or $12.2 million, from

$426.0 million at March 31, 2004 and a decrease of 6 percent, or $25.0 million, from $438.7 million at June 30, 2003. Other borrowings, including FHLB advances, increased to $306.4 million at June 30, 2004 from $170.4 million in the prior year quarter and $297.5 million at the end of the first quarter 2004.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis), and a mortgage company, The PrivateBank Mortgage Company. The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, LLC. The Company, which had assets of $2.2 billion at June 30, 2004, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri. In April 2004 the Company announced plans to open two new offices by year-end - one on Chicago's Gold Coast in the historic Palmolive Building at the corner of North Michigan Avenue and Walton Place and one in downtown Milwaukee to be known as The PrivateBank (Wisconsin).

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebancorp.com.


Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, changes in the current redemption practices of the FHLBC relating to its stock, unexpected difficulties in integrating or operating the mortgage banking business, unanticipated construction or other delays relating to our new offices to be located in the Palmolive Building and in Milwaukee, Wisconsin, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

                  Editor's Note: Financial highlights attached.

                                       ###

                              PRIVATEBANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                       JUNE 30,                    JUNE 30,
                                                                  ------------------          ------------------
                                                                  2004         2003           2004          2003
                                                                  ----         ----           ----          ----
                                                                UNAUDITED    UNAUDITED      UNAUDITED     UNAUDITED
INTEREST INCOME
Interest and fees on loans.................................     $    18,702   $   15,208    $  36,382       $ 30,375
Interest on investment securities..........................           7,820        5,148       15,749         10,527

Interest on short-term investments.........................               4           31           10             56
                                                                -----------   ----------   ----------    -----------
   Total interest income...................................          26,526       20,387       52,141         40,958
                                                                -----------   ----------   ----------    -----------
INTEREST EXPENSE
Interest on deposits.......................................           7,155        6,140       13,248         11,917
Interest on borrowings.....................................           1,552        1,204        3,038          2,516

Interest on long-term debt - Trust Preferred Securities....             485          485          970            970
                                                                -----------   ----------   ----------    -----------
   Total interest expense..................................           9,192        7,829       17,256         15,403
                                                                -----------   ----------   ----------    -----------
NET INTEREST INCOME                                                  17,334       12,558       34,885         25,555

Provision for loan losses..................................             724          730        2,050          1,686
                                                                -----------   ----------   ----------    -----------
Net interest income after provision........................          16,610       11,828       32,835         23,869
                                                                -----------   ----------   ----------    -----------
NON-INTEREST INCOME
Wealth management, mortgage banking and other income.......           3,472        3,181        6,452          5,882
Net securities gains (losses)..............................          (1,166)       2,310         (168)         2,255

Gains (losses) on interest rate swap.......................           1,325       (1,054)         259         (1,284)
                                                                -----------   ----------   ----------    -----------
Total non-interest income..................................           3,631        4,437        6,543          6,853
                                                                -----------   ----------   ----------    -----------
NON-INTEREST EXPENSE
Salaries and benefits......................................           6,057        5,070       12,092          9,848
Occupancy expense..........................................           1,350        1,270        2,710          2,689
Professional fees..........................................           1,451        1,069        2,565          2,353
Marketing..................................................             703          509        1,198            995
Data processing............................................             513          368          960            761
Amortization of intangibles................................              42           42           84             84
Insurance..................................................             207          146          422            314

Other operating expenses...................................             897        1,282        1,728          2,131
                                                                -----------   ----------   ----------    -----------
Total non-interest expense.................................          11,220        9,756       21,759         19,175
                                                                -----------   ----------   ----------    -----------
Minority interest expense..................................              65           44          132             82
                                                                -----------   ----------   ----------    -----------
Income before income taxes.................................           8,956        6,465       17,487         11,465
                                                                -----------   ----------   ----------    -----------
Income tax expense.........................................           2,500        1,852        5,081          3,249
                                                                -----------   ----------   ----------    -----------
NET INCOME.................................................     $     6,456   $    4,613   $   12,406    $     8,216
                                                                ===========   ==========   ==========    ===========
WEIGHTED AVERAGE SHARES O/S................................      19,706,993   15,299,498   19,702,554     15,250,824
DILUTED AVERAGE SHARES O/S.................................      20,708,906   16,348,022   20,750,584     16,290,212

EARNINGS PER SHARE

Basic......................................................     $      0.33   $    0.30    $     0.63    $     0.54
Diluted....................................................     $      0.31   $    0.28    $     0.60    $     0.50

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
NOTE 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004.

                              PRIVATEBANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                    6/30/04         12/31/03           6/30/03
                                                                   -------          --------           -------
                                                                   UNAUDITED         AUDITED           UNAUDITED
ASSETS
Cash and due from banks.....................................       $   22,414        $   49,115        $   51,771
Short-term investments......................................            1,779               985             9,145
Investment securities - available for sale..................          722,582           669,262           581,743
Loans held for sale.........................................            6,419             4,420            12,570

Loans.......................................................        1,407,586         1,224,657         1,066,919
Allowance for loan losses...................................          (17,304)          (15,100)          (13,019)
                                                                   ----------        ----------        ----------
   Net loans................................................        1,390,282         1,209,557         1,053,900

Premises and equipment, net.................................            5,711             6,233             6,284
Goodwill....................................................           20,547            19,242            19,242
Other assets................................................           29,436            26,109            25,021
                                                                   ----------        ----------        ----------
   TOTAL ASSETS.............................................       $2,199,170        $1,984,923        $1,759,676
                                                                   ==========        ==========        ==========
LIABILITIES
Non-interest bearing deposits...............................       $  163,543        $  135,110       $   110,244
Interest bearing deposits...................................        1,509,861         1,412,249         1,335,346
                                                                   ----------        ----------        ----------
   Total deposits...........................................        1,673,404         1,547,359         1,445,590
                                                                   ----------        ----------        ----------
Funds borrowed..............................................          306,447           219,563           170,433
Long-term debt - Trust Preferred Securities.................           20,000            20,000            20,000
Other liabilities...........................................           25,650            31,045            23,313
                                                                   ----------        ----------        ----------
   TOTAL LIABILITIES........................................        2,025,501         1,817,967         1,659,336
                                                                   ----------        ----------        ----------
STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital.................          117,837           113,650            53,504
Retained earnings...........................................           57,682            46,193            35,377
Accumulated other comprehensive income......................            3,052             9,909            11,861
Deferred compensation.......................................           (4,902)           (2,796)             (402)
                                                                   ----------        ----------        ----------
TOTAL STOCKHOLDERS' EQUITY..................................          173,669           166,956           100,340
                                                                   ----------        ----------        ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................       $2,199,170        $1,984,923        $1,759,676
                                                                   ==========        ==========        ==========
BOOK VALUE PER SHARE........................................       $     8.54        $     8.47        $     6.45

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
NOTE 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004.

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                      2Q04         1Q04          4Q03          3Q03         2Q03
                                                     ------       ------        ------        ------       ------
KEY STATISTICS
Net income..................................         $6,456       $5,950        $5,723        $5,130       $4,613
Basic earnings per share....................         $ 0.33       $ 0.31        $ 0.30        $ 0.29       $ 0.30
Diluted earnings per share..................         $ 0.31       $ 0.29        $ 0.28        $ 0.27       $ 0.28

Return on average total assets..............           1.20%        1.17%         1.19%         1.15%        1.10%
Return on average total equity..............          14.86%       13.87%        14.03%        14.57%       18.81%
Dividend payout ratio.......................           9.42%       10.03%         6.89%         7.67%        6.75%

Non-interest income to average assets.......           0.67%        0.57%         0.63%         0.92%        1.06%
Non-interest expense to average assets......           2.08%        2.08%         2.16%         2.38%        2.33%
Net overhead ratio(1).......................           1.41%        1.51%         1.53%         1.46%        1.27%
Efficiency ratio(2).........................           50.8%        49.1%         50.1%         53.9%        55.0%

Net interest margin(3)......................           3.51%        3.80%         3.82%         3.64%        3.33%
Yield on average earning assets.............           5.27%        5.46%         5.48%         5.37%        5.30%
Cost of average interest-bearing liabilities           2.03%        1.89%         1.88%         1.94%        2.14%
Net interest spread(4)......................           3.24%        3.57%         3.60%         3.43%        3.16%
Tax equivalent adjustment to net interest
   income(5)................................         $1,100       $1,017       $   925        $  772      $   742

------------------
(1) Non-interest expense less non-interest income divided by average total assets.
(2) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:


                                                           RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST
                                                                      INCOME ON A TAX EQUIVALENT BASIS

                                                           -----------------------------------------------------
                                                            2Q04        1Q04        4Q03        3Q03         2Q03
                                                           -------     -------     -------     -------      -------
         Net interest income.......................        $17,334     $17,551     $16,772     $14,813      $12,558
         Tax equivalent adjustment to net interest
            income.................................          1,100       1,017         925         772          742
                                                           -------     -------     -------     -------      -------
         Net interest income, tax equivalent basis         $18,434     $18,568     $17,697     $15,585      $13,300
                                                           =======     =======     =======     =======      =======

NOTE:    All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                      2Q04         1Q04         4Q03          3Q03         2Q03
                                                     ------       ------       ------        ------       ------
BALANCE SHEET RATIOS
Loans to deposits (period end)...............         84.12%       82.86%       79.14%          76.67%     73.83%

Average interest-earning assets to average
   interest-bearing liabilities..............         114.9        113.5        113.9           112.4      108.2

PER SHARE DATA
Dividends....................................         $0.03        $0.03        $0.02           $0.02      $0.02
Book value (period end)......................         $8.54        $8.72        $8.47           $8.19      $6.45
Tangible book value (period end)(1)..........         $7.41        $7.64        $7.38           $7.09      $5.05

SHARE PRICE DATA (PERIOD END)
Closing price................................        $27.48       $25.80       $22.65          $16.56     $13.64
Diluted earnings multiple(2).................        22.10x        22.53x       20.53x          15.58x     12.18x
Book value multiple..........................         3.22x         2.96x        2.67x           2.02x      2.12x

COMMON STOCK INFORMATION
Outstanding shares at end of period..........   20,344,073    19,954,848   19,707,328      19,680,068 15,574,068

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share.....................   19,706,993    19,461,134   19,321,310      18,018,468 15,299,498
Diluted earnings per share...................   20,708,906    20,614,694   20,581,020      19,149,604 16,348,022

CAPITAL RATIOS (PERIOD END)(3):
Total equity to total assets.................         7.90%         8.14%        8.41%           8.68%      5.70%
Total risk-based capital ratio...............        12.14%        12.11%       12.71%          12.88%      8.37%
Tier-1 risk-based capital ratio..............        11.00%        10.99%       11.59%          11.79%      7.06%
Leverage ratio...............................         7.82%         8.03%        8.25%           8.52%      5.23%

------------------
(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.

NOTE: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                        2Q04         1Q04         4Q03        3Q03           2Q03
                                                       ------       ------       ------      ------         ------
SUMMARY INCOME STATEMENT
INTEREST INCOME
Interest on fees on loans.....................         $18,702      $17,680      $16,588     $15,830        $15,208
Interest on investment securities.............           7,820        7,929        7,773       6,333          5,148
Interest on short-term investments............               4            6            6           6             31
                                                       -------      -------      -------     -------        -------
   Total interest income......................          26,526       25,615       24,367      22,169         20,387
INTEREST EXPENSE..............................           9,192        8,064        7,595       7,356          7,829
                                                       -------      -------      -------     -------        -------
NET INTEREST INCOME...........................          17,334       17,551       16,772      14,813         12,558
Provision for loan losses.....................             724        1,326        1,595       1,092            730
                                                       -------      -------      -------     -------        -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
   LOSSES.....................................          16,610       16,225       15,177      13,721         11,828
                                                       -------      -------      -------     -------        -------
NON INTEREST INCOME
Wealth management, mortgage banking and other
   income.....................................           3,472        2,980        2,889       3,657          3,181
Net securities gains (losses).................          (1,166)         998         (163)       (333)         2,310
Gains (losses) on interest rate swap..........           1,325       (1,066)         280         765         (1,054)
                                                       -------      -------      -------     -------        -------
   Total non-interest income..................           3,631        2,912        3,006       4,089          4,437
                                                       -------      -------      -------     -------        -------
NON INTEREST EXPENSE
Salaries and benefits.........................           6,057        6,035        5,670       5,338          5,070
Occupancy expense.............................           1,350        1,360        1,472       1,403          1,270
Professional fees.............................           1,451        1,114        1,189       1,130          1,069
Marketing.....................................             703          495          678         855            509
Data processing...............................             513          446          391         376            368
Insurance.....................................             207          215          200         186            146
Amortization of intangibles...................              42           42           42          42             42
Other operating expenses......................             897          832          724       1,273          1,282
                                                       -------      -------      -------     -------        -------
   Total non-interest expense.................          11,220       10,539       10,366      10,603          9,756
                                                       -------      -------      -------     -------        -------
Minority interest expense.....................              65           67           52          59             44
                                                       -------      -------      -------     -------        -------
INCOME BEFORE INCOME TAXES....................           8,956        8,531        7,765       7,148          6,465
Income tax expense............................           2,500        2,581        2,042       2,018          1,852
                                                       -------      -------      -------     -------        -------
NET INCOME....................................         $ 6,456      $ 5,950      $ 5,723     $ 5,130        $ 4,613
                                                       =======      =======      =======     =======        =======


                              PRIVATEBANCORP, INC.
                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)


                                                            2Q04         1Q04          4Q03        3Q03        2Q03
                                                           ------       ------        ------      ------      ------
CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average loans.......       (0.01)%      (0.03)%        0.12%       0.09%       0.07%
Total non-performing loans to total loans...........         0.06%        0.06%        0.09%       0.17%       0.26%
Total non-performing assets to total assets.........         0.04%        0.04%        0.06%       0.10%       0.16%
Nonaccrual loans to:
   Total loans......................................         0.01%        0.01%        0.00%       0.05%       0.08%
   Total assets.....................................         0.01%        0.01%        0.00%       0.03%       0.05%
Allowance for loan losses to:
   Total loans......................................         1.23%        1.23%        1.23%       1.23%       1.22%
   Non-performing loans.............................         2175%        1954%        1343%        723%        476%
   Nonaccrual loans.................................        11422%       12626%       41369%       2681%       1465%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days.......................       $   644     $   715      $ 1,088     $ 1,401     $ 1,849
Nonaccrual loans....................................           151         131           36         517         889
                                                           -------     -------      -------     -------     -------
   Total non-performing assets......................       $   795     $   846      $ 1,124     $ 1,918     $ 2,738
                                                           =======     =======      =======     =======     =======
NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off...................................            $0     $     5      $   367     $   335     $   435

(Recoveries)........................................           (51)       (108)          (7)        (89)       (253)
                                                           -------     -------      -------     -------     -------
Net charge-offs (recoveries)........................       $   (51)    $  (103)     $   360     $   246     $   182
                                                           =======     =======      =======     =======     =======
PROVISION FOR LOAN LOSSES...........................       $   724     $ 1,326      $ 1,595     $ 1,092     $   730
                                                           =======     =======      =======     =======     =======
ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period......................       $16,529     $15,100      $13,865     $13,019     $12,471
Provision...........................................           724       1,326        1,595       1,092         730
Net charge-offs (recoveries)........................           (51)       (103)         360         246         182
                                                           -------     -------      -------     -------     -------
Balance at end of period............................       $17,304     $16,529      $15,100     $13,865     $13,019
                                                           =======     =======      =======     =======     =======
NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..............................            --          --           --          --          --
Residential real estate.............................            --          --           --          --          --
Commercial..........................................          ($49)    $  (105)     $   312     $   327     $    92
Personal............................................            (2)          2           48         (81)         90
Home equity.........................................            --          --           --          --          --
Construction........................................            --          --           --          --          --
                                                           -------     -------      -------     -------     -------
Total net loan charge-offs (recoveries).............          ($51)    $  (103)     $   360     $   246     $   182
                                                           =======     =======      =======     =======     =======

                              PRIVATEBANCORP, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                            UNAUDITED      UNAUDITED        AUDITED        UNAUDITED        UNAUDITED
                                             6/30/04        3/31/04         12/31/03        09/30/03         6/30/03
                                            ----------     ----------      -----------     ----------      ----------
  ASSETS
  Cash and due from banks...........        $   22,414     $   60,047      $   49,115        $   33,551    $   51,771
  Short-term investments............             1,779          1,224             985             1,999         9,145
  Investment securities-available
     for sale.......................           722,582        692,678         669,262           647,433       581,743
  Loans held for sale...............             6,419          4,133           4,420             5,554        12,570
  Loans.............................         1,407,586      1,344,706       1,224,657         1,131,706     1,066,919
     Less:  Allowance for loan
        losses......................           (17,304)       (16,529)        (15,100)          (13,865)      (13,019)
                                            ----------     ----------      ----------        ----------    ----------
     Net loans......................         1,390,282      1,328,177       1,209,557         1,117,841     1,053,900
                                            ----------     ----------      ----------        ----------    ----------
  Premises and equipment, net.......             5,711          5,924           6,233             6,334         6,284
  Goodwill..........................            20,547         19,242          19,242            19,242        19,242
  Other assets......................            29,436         27,669          26,109            25,149        25,021
                                            ----------     ----------      ----------        ----------    ----------
     Total Assets...................        $2,199,170     $2,139,094      $1,984,923        $1,857,103    $1,759,676
                                            ==========     ==========      ==========        ==========    ==========
  LIABILITIES AND STOCKHOLDERS'
     EQUITY
  Non-interest bearing deposits.....        $  163,543     $  153,197      $  135,110        $  125,505    $  110,244
  Interest bearing demand deposits..            89,810         79,453          85,083            71,958        79,397
  Savings and money market deposits.           683,205        646,838         562,234           484,662       497,437
  Time deposits.....................           736,846        743,411         764,932           793,922       758,512
                                            ----------     ----------      ----------        ----------    ----------
     Total deposits.................         1,673,404      1,622,899       1,547,359         1,476,047     1,445,590
  Funds borrowed....................           306,447        297,537         219,563           164,491       170,433
  Long-term debt - Trust Preferred
     Securities.....................            20,000         20,000          20,000            20,000        20,000
  Other liabilities.................            25,650         24,617          31,045            35,460        23,313
                                            ----------     ----------      ----------        ----------    ----------
     Total liabilities..............         2,025,501      1,965,053       1,817,967         1,695,998     1,659,336
  Stockholders' equity..............           173,669        174,041         166,956           161,105       100,340
                                            ----------     ----------      ----------        ----------    ----------
     Total Liabilities and
        Stockholders' Equity........        $2,199,170     $2,139,094      $1,984,923        $1,857,103    $1,759,676
                                            ==========     ==========      ==========        ==========    ==========

                              PRIVATEBANCORP, INC.
                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


                                         6/30/04         3/31/04         12/31/03        09/30/03         6/30/03
                                        ----------      ----------      ----------      ----------      ----------
ASSETS
Cash and due from banks...........      $   31,788      $   35,533      $   33,812      $   36,424      $   40,194
Short-term investments............           1,944           1,648           1,597           1,480           9,765
Investment securities-available
   for sale.......................         713,099         690,826         652,463         589,624         543,799
Loans held for sale...............          10,335           3,640           4,481          11,228          10,602
Loans.............................       1,370,030       1,263,047       1,175,718       1,091,982       1,037,702
   Less:  Allowance for loan
      losses......................         (16,838)        (15,544)        (14,332)        (13,358)        (12,628)
                                        ----------      ----------      ----------      ----------      ----------
   Net loans......................       1,353,192       1,247,503       1,161,386       1,078,624       1,025,274
                                        ----------      ----------      ----------      ----------      ----------
Premises and equipment, net.......           5,854           6,153           6,332           6,376           6,452
Goodwill..........................          19,242          21,338          19,233          19,275          19,249
Other assets......................          28,874          25,179          25,079          27,774          25,757
                                        ----------      ----------      ----------      ----------      ----------
   Total Assets...................      $2,164,328      $2,031,820      $1,904,383      $1,770,805      $1,680,892
                                        ==========      ==========      ==========      ==========      ==========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....      $  152,817      $  127,635      $  122,372      $  111,010      $   96,582
Interest bearing demand deposits..          88,982          84,975          82,293          76,223          75,019
Savings and money market deposits.         660,324         580,663         541,432         478,659         487,814
Time deposits.....................         724,794         717,282         772,564         755,081         724,497
                                        ----------      ----------      ----------      ----------      ----------
   Total deposits.................       1,626,917       1,510,555       1,518,661       1,420,973       1,383,912
Funds borrowed....................         320,766         305,930         183,290         169,088         157,485
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000          20,000          20,000          20,000
Other liabilities.................          22,469          23,301          20,619          21,093          21,130
                                        ----------      ----------      ----------      ----------      ----------
   Total liabilities..............       1,990,152       1,859,786       1,742,570       1,631,154       1,582,527
Stockholders' equity..............         174,176         172,034         161,813         139,651          98,365
                                        ----------      ----------      ----------      ----------      ----------
   Total Liabilities and
      Stockholders' Equity........      $2,164,328      $2,031,820      $1,904,383      $1,770,805      $1,680,892
                                        ==========      ==========      ==========      ==========      ==========

                              PRIVATEBANCORP, INC.
                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)


                                         6/30/04         3/31/04         12/31/03        09/30/03         6/30/03
                                        ----------      ----------      -----------     -----------     ----------
ASSETS
Cash and due from banks...........      $   33,630      $   35,533      $   36,548      $   37,598      $   38,197
Short-term investments............           1,797           1,648           6,348           7,696          10,794
Investment securities-available
   for sale.......................         701,963         690,826         569,718         541,833         518,263
Loans held for sale...............           8,842           3,640           9,359          11,003          10,889
Loans.............................       1,314,683       1,263,047       1,075,344       1,041,520       1,015,872
   Less:  Allowance for loan
      losses......................         (16,191)        (15,544)        (13,109)        (12,697)        (12,361)
                                        ----------      ----------      ----------      ----------      ----------
   Net loans......................       1,298,492       1,247,503       1,062,235       1,028,823       1,003,511
                                        ----------      ----------      ----------      ----------      ----------
Premises and equipment, net.......           6,008           6,153           6,478           6,527           6,604
Goodwill..........................          20,290          21,338          19,353          19,416          19,501
Other assets......................          25,929          25,179          24,531          26,482          26,017
                                        ----------      ----------      ----------      ----------      ----------
   Total Assets...................      $2,096,951      $2,031,820      $1,734,570      $1,679,378      $1,633,776
                                        ==========      ==========      ==========      ==========      ==========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....      $  140,188      $  127,635      $  103,073      $   96,246      $   89,431
Interest bearing demand deposits..          86,978          84,975          74,926          72,444          70,523
Savings and money market deposits.         620,493         580,663         496,607         480,717         482,809
Time deposits.....................         721,038         717,282         722,990         706,285         681,483
                                        ----------      ----------      ----------      ----------      ----------
   Total deposits.................       1,568,697       1,510,555       1,397,596       1,355,692       1,324,246
Funds borrowed....................         313,348         305,930         175,451         172,862         174,781
Long-term debt - Trust Preferred
   Securities.....................          20,000          20,000          20,000          20,000          20,000
Other liabilities.................          21,459          23,301          17,924          19,016          18,731
                                        ----------      ----------      ----------      ----------      ----------
   Total liabilities..............       1,923,504       1,859,786       1,610,971       1,567,570       1,537,758
Stockholders' equity..............         173,447         172,034         123,599         111,808          96,018
                                        ----------      ----------      ----------      ----------      ----------
   Total Liabilities and
      Stockholders' Equity........      $2,096,951      $2,031,820      $1,734,570      $1,679,378      $1,633,776
                                        ==========      ==========      ==========      ==========      ==========